Ply Gem Reports Third Quarter 2005 Results

November 14, 2005, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced third quarter 2005 net sales of $225.5 million, reflecting a 26.2% increase over the $178.7 million of net sales in the same period in 2004. For the combined and consolidated first nine months of 2005, net sales were $627.6 million, or 41.0% higher than the $445.1 million of net sales for the first nine months of 2004. The results for 2005 include the operations of the Company’s subsidiary, MWM Holdings, Inc. (“MW”), which was acquired by Ply Gem on August 27, 2004. MW contributed $77.9 million of net sales for the third quarter of 2005, $218.9 million of net sales for the first nine months of 2005, and $29.2 million for the third quarter and first nine months of 2004.
Operating earnings for the third quarter of 2005 were $31.4 million compared to $24.6 million for the third quarter of 2004. For the first nine months of 2005, operating earnings were $69.2 million compared to $50.9 million for the first nine months of 2004. MW contributed $15.0 million of operating earnings for the third quarter of 2005, $27.3 million of operating earnings for the first nine months of 2005, and $2.8 million for the third quarter and first nine months of 2004.
Net income for the third quarter of 2005 was $11.3 million compared to $9.6 million for the third quarter of 2004. For the first nine months of 2005, net income was $16.5 million compared to $15.4 million for the first nine months of 2004. Net income for the third quarter of 2005 and the first nine months of 2005 included $0.8 million and $0.4 million of after tax impact of a foreign currency gain, respectively. Net income for the third quarter of 2004 and the first nine months of 2004 included $1.0 million of after tax impact of a foreign currency gain.
Adjusted EBITDA for the third quarter of 2005 was $37.9 million compared to $29.9 million for the third quarter of 2004. For the first nine months of 2005, Adjusted EBITDA was $88.7 million compared to $64.7 million for the first nine months of 2004. MW contributed $14.1 million of Adjusted EBITDA for the third quarter of 2005, $37.1 million for the first nine months of 2005, and $4.8 million for the third quarter and first nine months of 2004. Adjusted EBITDA for all periods presented excludes currency transaction gain.
Lee D. Meyer, President and CEO, said “although repair and remodel volume was weak in the early third quarter, it improved significantly in September and new construction volume remained solid during the period. The businesses are carrying very strong backlogs into the fourth quarter.” Mr. Meyer continued, “The material cost and pricing equation has remained in balance during the quarter and has also come into balance for the full year. Ply Gem’s disciplined approach to price management, strategic sourcing and material efficiency is continuing to pay off. The total cost equation remains under control and has been improved upon. Year over year third quarter SG&A expense as a percent of sales has been reduced from 10.9% to 9.4% and for the first nine months from 12.0% to 10.8%.
On February 12, 2004, Ply Gem Investment Holdings, Inc., through its wholly-owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc.(the “Ply Gem Acquisition”), in accordance with a stock purchase agreement entered into among Ply Gem Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for aggregate consideration of approximately $560.0 million, subject to a working capital adjustment and less net assumed indebtedness of $29.6 million, and the aggregate value of certain stock options cancelled or forfeited in conjunction with the Ply Gem Acquisition. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.
On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holdings, Inc. (the “MW Acquisition”) in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp, on July 23, 2004, for aggregate consideration of approximately $320.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the MW Acquisition.
Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products. The company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products. Ply Gem Industries, Inc. is a wholly-owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital. For more information, please visit the Company’s website at www.plygem.com.
Ply Gem Management will host a conference call on November 14, 2005 at 11:00 a.m. EST to report third quarter results. To participate please call 866-356-4123 and use call confirmation number 24768708.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.
This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

###
PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended

	October 1, 2005	October 2, 2004
	(Amounts in thousands)

Net Sales	$225,515	$178,732
Costs and Expenses:
Cost of products sold	170,472	132,771
Selling, general and administrative expense	21,194	19,395
Amortization of intangible assets	2,439	1,974
	194,105	154,140
Operating earnings	31,410	24,592
Foreign currency gain	1,282	1,596
Interest expense	(14,482)	(10,577)
Investment income	244	61
Income before provision for income taxes	18,454	15,672
Provision for income taxes	7,183	6,101
Net income	$11,271	$9,571

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Consolidated	Consolidated	Combined
	Ply Gem	Ply Gem	Ply Gem
	Holdings, Inc.	Holdings, Inc.	Industries, Inc.
	January 1, 2005	January 23, 2004	January 1, 2004
	to	to	to
	October 1, 2005	October 2, 2004	February 11, 2004
	(Amounts in thousands)

Net Sales	$627,553	$404,507	$40,612
Costs and Expenses:
Cost of products sold	483,080	303,986	33,611
Selling, general and administrative expense	67,928	45,085	8,345
Amortization of intangible assets	7,320	3,000	201
	558,328	352,071	42,157
Operating earnings	69,225	52,436	(1,545)
Foreign currency gain	745	1,596	-
Interest expense	(43,157)	(23,601)	(3,684)
Investment income	467	81	29
Income (loss) before provision (benefit) for
income taxes	27,280	30,512	(5,200)
Provision (benefit) for income taxes	10,756	11,740	(1,850)
Net income (loss)	$16,524	$18,772	$(3,350)

The accompanying notes are an integral part of this unaudited condensed consolidated and combined statement of operations.

1.  The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, “Ply Gem Industries, Inc.”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2005 through October 1, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2004 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited consolidated financial statements of Ply Gem Holdings, Inc. as of October 1, 2005, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

Ply Gem Holdings, Inc., a wholly-owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries, Inc. The acquisition (the “Ply Gem Acquisition”) was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly-owned by a subsidiary of WDS LLC, which was a wholly-owned subsidiary of Nortek, Inc.

The accompanying statements of operations include the consolidated results of operations for the period from January 1, 2005 to October 1, 2005, of Ply Gem Holdings, Inc. and its subsidiaries. The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004 until the date of the Ply Gem Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through October 2, 2004.

Data for the predecessor period of January 1, 2004 through February 11, 2004, were prepared using the historical basis of accounting for Ply Gem Industries, Inc. As a result of the Ply Gem Acquisition on February 12, 2004, we applied purchase accounting. Therefore, the results of the period January 23, 2004 through October 2, 2004 have been impacted by those purchase accounting adjustments. During the period of January 23, 2004 through February 11, 2004 there were no operations of Ply Gem Holdings, Inc.

2.
Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income (loss) for Ply Gem as a whole and that portion contributed by MW:

	Ply Gem	Ply Gem	Ply Gem
	Holdings, Inc. January 1, 2005 to October 1, 2005	Holdings, Inc. January 23, 2004 to October 2, 2004	Industries, Inc. January 1, 2004 to February 11, 2004

		(amounts in thousands)
		(unaudited)

Net income (loss)	$16,524	$18,772	$(3,350)
Interest expense, net	42,690	23,520	3,655
Provision (benefit) for income taxes	10,756	11,740	1,373
Depreciation and amortization	19,496	10,448	(1,850)
Non Cash gain on currency transaction	(745)	(1,596)	-
Non Cash charge of purchase price	-	1,974	-
allocated to inventories
Adjusted EBITDA	$88,721	$64,858	$(172)

	For the three months ended
	October 1, 2005	October 2, 2004
	(amounts in thousands)
	(unaudited)
Net income (loss)	$11,271	$9,571
Interest expense, net	14,238	10,578
Provision (benefit) for income taxes	7,183	6,101
Depreciation and amortization	6,491	5,231
Non Cash gain on currency transaction	(1,282)	(1,596)
Adjusted EBITDA	$37,901	$29,885

	MWM Holdings, Inc.	MWM Holdings, Inc
	January 1, 2005 to	For the three months
	October 1, 2005	ended October 1, 2005
	(amounts in thousands)
	(unaudited)
Net income (loss)	$17,977	$7,047
Interest expense, net	-	-
Provision (benefit) for income taxes	11,493	4,506
Depreciation and amortization	7,606	2,552
Adjusted EBITDA	$37,076	$14,105

3.	Long-term debt amounts in the selected balance sheets at October 1, 2005 and December 31, 2004 consisted of the following:

	October 1, 2005	December 31, 2004
	(Amounts in thousands)

Senior term loan facility	$302,680	$304,501
Senior revolver credit facility	14,000	-
Senior subordinated notes	360,287	360,321
Asset financing obligation	-	35,769
Other borrowings	-	7,000
	676,967	707,591
Less current maturities	1,947	2,784
	$675,020	$704,807

On August 27, 2004, Ply Gem Industries, Inc. entered into a sale and leaseback transaction with net proceeds of approximately $36.0 million being used to fund a portion of the acquisition of MWM Holding, Inc. It was the Company’s intention that these leases meet the criteria for a sale leaseback transaction and receive accounting treatment as operating leases. Following Ply Gem’s review, the original lease agreements were executed and treated as a sale leaseback transaction and were accounted for as operating leases in the Company’s third quarter 2004 results. After further review in connection with the preparation of the December 31, 2004 financial statements, the Company concluded that for the periods from August 27, 2004 through October 2, 2004 (Ply Gem Holdings, Inc.’s third quarter) and from October 3, 2004 to December 31, 2004 and January 1, 2005 until amended leases became effective on March 29, 2005, these leases did not meet the sale leaseback accounting criteria. The primary discrepancy that was identified in the leases related to default and exchange provisions contained within the original leases that resulted in prohibited forms of continuing involvement. Therefore, as of December 31, 2004 approximately $36.0 million of asset financing obligation was recorded on the balance sheet. The lease agreements were amended effective March 29, 2005 and as of the end of the first quarter, April 2, 2005, the assets and financing obligation liability have been removed from the balance sheet.

4.	The following is a summary of selected balance sheet amounts at October 1, 2005 and December 31, 2004:

	October 1, 2005	December 31, 2004
	(Amounts in thousands)
	(unaudited)
Unrestricted cash and cash equivalents	$25,834	$6,794
Accounts receivable, less allowances	97,877	65,217
Inventories	60,166	61,496
Prepaid expenses and other current assets	12,629	9,796
Property and equipment, net	106,801	147,036
Goodwill	577,987	585,150
Intangible assets, net	155,334	162,657
Accounts payable	52,006	34,600
Current maturities of long-term debt	1,947	2,784
Long-term debt, less current maturities	675,020	704,807
Stockholder's Equity	213,452	195,407

* Long-term debt at December 31, 2004 includes $35,769 of asset financing obligation from Ply Gem’s sale lease-back transaction that was completed in connection with the MW Acquisition on August 27, 2004.